Exhibit 10.4

OPTION AGREEMENT

This OPTION AGREEMENT (this “Agreement”) is made and entered as of October 25, 2022 (the “Effective Date”) by and among IDEANOMICS, INC., a Nevada corporation (“Company”), TIMIOS HOLDINGS CORP., a Delaware corporation (“Timios”), JUSTLY HOLDINGS INC., a Delaware corporation (“Justly” and, together with Timios, the “Spin-Off Entities”), and YA II PN, LTD., a Cayman Islands exempt corporation (“Buyer”).

WHEREAS, as of the Effective Date, each of Timios and Justly are subsidiaries of the Company;

WHEREAS, on the Effective Date, Buyer is purchasing secured Convertible Debentures (the “Debentures”) from the Company in the principal amount of up to $6,500,000, which shall be convertible into shares of the Company’s common stock, par value $0.001 per share, pursuant to that certain Secured Debenture Purchase Agreement, dated as of even date herewith (the “SPA”), by and between the Company and the Buyer;

WHEREAS, pursuant to the SPA, the Company (i) shall, within one (1) year of the date of the SPA, effect a reorganization (the “SPA Spin-Off”), pursuant to which the equity securities of the Spin-Off Entities shall be distributed to, and such Spin-Off Entities will therefore become, subsidiaries of a newly-formed holding company (“Holdco”) and (ii) shall, or shall cause each of the Spin-Off Entities to, file an amended and restated certificate of incorporation (each, an “Amended Charter”) of each such Spin-Off Entity with the Secretary of State of the State of Delaware in order to create and issue a new class of common stock of such Spin-Off Entity (the “New Common Stock”);

WHEREAS, pursuant to the terms and conditions set forth in this Agreement, the Company and each of the Spin-Off Entities are granting to the Buyer, and the Buyer is accepting from the Company and each of the Spin-Off Entities, an option to purchase (a) (i) an amount of shares of common stock of Timios (the “Timios Common Stock”) and (ii) an amount of shares of common stock of Justly (the “Justly Common Stock” and, together with the Timios Common Stock, the “Spin-Off Entity Common Stock”), which, in each case for each Spin-Off Entity, shall represent twelve percent (12%) of the then issued and outstanding Timios Common Stock and Justly Common Stock, as applicable, at the time the Spin-Off Call Right (as defined below) is effected, and (b) (i) an amount of shares of New Common Stock of Timios (the “Timios New Shares”), and (ii) an amount of shares of New Common Stock of Justly (the “Justly New Shares” and, together with the Timios New Shares, the “Spin-Off Entity New Shares”), which, in each case for each Spin-Off Entity, shall represent (x) three percent (3%) of the outstanding share capital on an economic basis, and (y) at least fifty-one percent (51%) of the outstanding voting power of such Spin-Off Entity (which, for the avoidance of doubt, shall represent a majority of the outstanding voting power of each such Spin-Off Entity) (the “Spin-Off Entity Majority Voting Rights Percentage”) at the time the Spin-Off Call Right is effected (the Spin-Off Entity Common Stock and the Spin-Off Entity New Shares are collectively referred to as the “Spin-Off Call Shares”);

WHEREAS, in addition to the option to purchase the Spin-Off Call Shares and pursuant to the terms and conditions set forth in this Agreement, the Company hereby grants to the Buyer, and the Buyer accepts from the Company, an option to purchase an amount of shares of common stock of Holdco (“Holdco Common Stock”) that shall represent at least fifty-one percent (51%) of the outstanding voting power of Holdco (which, for the avoidance of doubt, shall represent a majority of the outstanding voting power of Holdco) (the “Holdco Majority Voting Rights Percentage” and, together with the Spin-Off Entity Majority Voting Rights Percentage, the “Majority Voting Rights Percentage”) at the time the Holdco Call Right is effected (the “Holdco Call Shares”); and

WHEREAS, the execution of this Agreement is a condition to the Buyer’s obligation to purchase the Debentures from the Company. The consideration for this Agreement and the Call Right set forth herein shall consist solely of the Buyer’s agreement to purchase the Debentures. The Buyer has not, and is not, providing any services to the Company in connection with the SPA.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.             Grant of Option.

(a)           Right to Buy. Subject to the terms and conditions of this Agreement:

(i)            at any time on and after the date hereof, the Company and each Spin-Off Entity hereby grants to the Buyer, and the Buyer accepts from the Company and each Spin-Off Entity, the right (the “Spin-Off Call Right”), but not the obligation, to purchase from the Company and each Spin-Off Entity the Spin-Off Call Shares at the Call Purchase Price (as defined below); and

(ii)            at any time on and after the date on which the legal existence of Holdco is effective until the consummation of the SPA Spin-Off, the Company hereby grants to the Buyer, and the Buyer accepts from the Company, the right (the “Holdco Call Right” and, together with the Spin-Off Call Right, the “Call Right”), but not the obligation, to purchase from the Company the Holdco Call Shares at the Call Purchase Price (as defined below).

(b)           Procedures.

(i)            If the Buyer desires to buy the Spin-Off Call Shares and/or the Holdco Call Shares (together, the “Call Shares”) pursuant to Section 1(a), the Buyer shall deliver to the Company a written, unconditional and irrevocable notice (the “Call Exercise Notice”) of the Buyer’s election to exercise the applicable Call Right, with its calculation of the applicable Call Purchase Price.

(ii)           By delivering the Call Exercise Notice, the Company, Holdco and the Spin-Off Entities shall each be deemed to represent and warrant to the Buyer (and, if applicable, its permitted assignee) as of the date of the Call Exercise Notice and as of the Call Right Closing Date that, as applicable, (A) the Company, Holdco and such Spin-Off Entity has full right, title and interest in and to the Call Shares; (B) the Company, Holdco and such Spin-Off Entity has all the necessary power, capacity and authority, and has taken all necessary action, to sell, transfer and assign the Call Shares as contemplated by this Section 1; (C) the Call Shares are validly issued, fully paid and nonassessable and free and clear of any and all liens, mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement or state and federal regulations applicable to the Spin-Off Entities; and (D) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity or any other person or entity is required on the part of the Company, Holdco or such Spin-Off Entity in order to enable the Company, Holdco and such Spin-Off Entity to sell, transfer and deliver the Call Shares to the Buyer (or its permitted assignee).

(iii)          Subject to Section 1(c) below, the closing of a sale of the Call Shares pursuant to this Section 1 (the “Call Right Closing Date”) shall take place no later than thirty (30) days following receipt by the Company of the Call Exercise Notice. The Buyer shall give the Company at least ten (10) days’ written notice of the Call Right Closing Date.

(c)            Call Purchase Price. In the event the Buyer exercises all or any part of the Call Right hereunder, the aggregate purchase price at which the Buyer (or its permitted assignee) shall purchase the applicable Call Shares (the “Call Purchase Price”) shall be an amount equal to the Pro Rata Share. For purposes of this Agreement, the “Pro Rata Share” means (i) in the case of the Spin-Off Call Shares, an amount equal to fifteen percent (15%) of the book value of the Spin-Off Entities based upon the Company’s balance sheet as of June 30, 2022 (the “Balance Sheet”), and (ii) in the case of the Holdco Call Shares, an amount equal to (x) the book value of the Spin-Off Entities based upon the Balance Sheet, multiplied by (y) the percentage of equity ownership the Buyer shall have in Holdco upon receipt of the amount of Holdco Call Shares subject to the Holdco Call Right.

(d)            Cooperation. The parties hereto shall take all actions as may be reasonably necessary to consummate any sale contemplated by this Section 1, including, without limitation, providing Buyer with the Balance Sheet for purposes of determining the applicable Call Purchase Price, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate. Concurrently with the filing of the Amended Charters for the Spin-Off Entities, the parties hereto shall take any and all actions as may be reasonably necessary or required to modify this Agreement to clarify the type and number of New Common Stock that make up the Timios Call Shares and Justly Call Shares.

(e)            Closing. On the applicable Call Right Closing Date, the Company shall deliver to the Buyer certificates representing the applicable Call Shares, accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the Call Purchase Price. In exchange for such Call Shares, on the Call Right Closing Date, the Buyer (or its permitted assignee) will pay the Call Purchase Price for the applicable Call Shares in cash by wire transfer of immediately available funds on such Call Right Closing Date to an account designated by the Company to Buyer in writing.

2.            Negative Covenants. From the date hereof until the election of the Buyer to effect each of the Spin-Off Call Right and Holdco Call Right hereunder, without the prior written consent of the Buyer, the Company shall not, and shall not permit any of its direct or indirect subsidiaries (whether or not a subsidiary on the date hereof), including, but not limited to, the Spin-Off Entities and their respective direct and indirect subsidiaries, to (a) directly or indirectly be in violation or breach of, or default under, any Negative Covenant (as defined in the SPA), and (b) amend, restate, modify, terminate or otherwise cancel any of its or their organizational or constituent documents (including, but not limited to, any articles of incorporation or formation, shareholders agreements, bylaws or other operating agreements).

3.            Anti-Dilution Covenant. If Holdco or any Spin-Off Entity shall, at any time and from time to time, from the date of Buyer’s exercise of the Call Right until the fifth (5th) anniversary thereof, in any manner grant, issue or sell, or is deemed to have granted, issued or sold, any shares of its respective equity securities (or any security convertible into such equity securities), including, but not limited to, its respective Holdco Common Stock or Spin-Off Entity Common Stock (in each case, an “Issuance”), then (a) immediately upon such Issuance or deemed Issuance, Buyer or its applicable affiliates shall have the right, but not the obligation, to request from Holdco or such Spin-Off Entity, as applicable (a “Request”), the issuance by such entity of that number of shares of its respective Holdco Common Stock, New Common Stock or Spin-Off Entity New Shares, as applicable (each, a “Top-Up Issuance”), such that, subsequent to any Issuance or deemed Issuance, and after giving effect to any applicable Top-Up Issuance, Buyer or its applicable affiliates continue to hold an amount of Holdco Common Stock, New Common Stock or Spin-Off Entity New Shares that, in each case, shall equal or exceed the Majority Voting Rights Percentage with respect to each of Holdco and the Spin-Off Entities, and (b) Holdco or any Spin-Off Entity, as applicable, shall comply promptly with such Request, it being understood and agreed among the parties hereto that any and all Top-Up Issuances shall occur within three (3) business days of any Request by Buyer.

4.            Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering party receives confirmation, if delivered by email, (c) three (3) business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) business day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4):

If to Buyer:

YA II PN, Ltd.

c/o Yorkville Advisors Global, LP

1012 Springfield Ave

Mountainside, New Jersey 07092

Email: mangelo@yorkvilleadvisors.com

With a copy (which shall not constitute notice) to:

Troy J. Rillo

1012 Springfield Avenue

Mountainside, New Jersey 07092

Email: trillo@yorkvilleadvisors.com

If to Company or the Spin-Off Entities:

Ideanomics, Inc.

1441 Broadway, Suite #5116

New York NY 10018

Attn: Alfred P. Poor, Chief Executive Officer

Email: apoor@ideanomics.com

With a copy (which shall not constitute notice) to:

Venable LLP

1270 Avenue of the Americas

24th Floor

New York, NY 10020

Attn: William N. Haddad

Email: WNHaddad@Venable.com

5.            Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

6.            Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights or obligations hereunder may otherwise be transferred or assigned by the Company or the Spin-Off Entities without the prior written consent of Buyer. The Buyer may assign any or all of its rights and obligations hereunder, including, but not limited to, the Spin-Off Call Right and/or the Holdco Call Right (or any portion of such Call Right thereof), to one or more of its affiliates without the prior written consent of the Company, Holdco or any Spin-Off Entity. Any attempted transfer or assignment in violation of this Section 6 shall be void ab initio.

7.            No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

8.            Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

9.            Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the Company, Spin-Off Entities and the Buyer. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.            Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

12.            Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of New York.

13.            Jurisdiction; Court Proceedings; Waiver of Jury Trial. Any dispute against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of New York, New York County and each of the parties hereby submits to the exclusive jurisdiction of such courts for such purpose. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue in any federal or state court located in the State of New York, New York County, (b) any claim brought in any such court has been brought in an inconvenient forum or (c) any claim that such court does not have jurisdiction with respect to such dispute. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION.

14.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

15.            No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement on the date first written above.

COMPANY:

IDEANOMICS, INC.

By:
Name:
Title:

TIMIOS:

TIMIOS HOLDINGS CORP.

By:
Name:
Title:

JUSTLY:

JUSTLY HOLDINGS INC.

By:
Name:
Title:

BUYER:

YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manger

By: Yorkville Advisory Global II, LLC
Its: General Partner

By:
	Name:	Troy Rillo, Esq.
	Title:	Partner

Signature Page to Option Agreement